Exhibit 99.1

Nortel Networks, Foundry Networks Announce Patent License Agreement and Settlement of Lawsuits

October 26, 2004

TORONTO—(BUSINESS WIRE)—Oct. 26, 2004—Nortel Networks (NYSE:NT)(TSX:NT) and Foundry Networks, Inc. today announced that they have entered into a settlement agreement and patent license agreement. As part of the settlement, Nortel Networks has granted Foundry a four year license under certain patents, and Foundry will pay US$35 million to Nortel Networks.

Nortel Networks and its subsidiary Nortel Networks Inc. (“NNI”) sued Foundry in the United States District Court for the District of Massachusetts for infringement of various Nortel Networks patents related to computer and data networking. Foundry subsequently sued Nortel Networks and NNI in the United States District Court for the Northern District of California for infringement of a Foundry patent, and Nortel Networks counterclaimed against Foundry for infringement of additional Nortel Networks computer and data networking patents. The lawsuits, Nortel Networks Inc. and Nortel Networks Limited, Plaintiffs, v. Foundry Networks, Inc., Defendant, in the United States District Court, District Court of Massachusetts, Case No. 0110441WGY and Foundry Networks, Inc., Plaintiff, v. Nortel Networks Inc. and Nortel Networks Limited, Defendants, in the United States District Court, Northern District of California, Case No. C0204909, will be dismissed.

About Foundry Networks

Foundry Networks, Inc. (NASDAQ: FDRY) is a leading provider of high-performance enterprise and Service Provider switching, routing and Web traffic management solutions including Layer 2/3 LAN switches, Layer 3 Backbone switches, Layer 4 - 7 Web switches, wireless LAN and access points, access routers and Metro routers. Foundry’s 7,500 customers include the world’s premier ISPs, Metro Service Providers, and enterprises including e-commerce sites, universities, entertainment, health and wellness, government, financial, and manufacturing companies. For more information about the company and its products, call 1.888.TURBOLAN or visit www.foundrynetworks.com.

Foundry Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by that section. The forward-looking statements in this press release are subject to a number of risks and uncertainties. Actual results could differ materially from those projected in our forward-looking statements. Investors should review the risk factors described in more detail in our most recent Annual Report on Form 10-K, 10-Q and other SEC reports available free of charge from Foundry at www.foundrynetworks.com or from the SEC at www.sec.gov. Foundry assumes no obligation to update the forward-looking statements contained in this press release.

About Nortel Networks

As a global innovation leader, Nortel Networks enriches consumer and business communications worldwide by offering converged multimedia networks that eliminate the boundaries among voice, data and video. These networks use innovative packet, wireless, voice and optical technologies and are underpinned by high standards of security and reliability. For both carriers and enterprises, these networks help to drive increased profitability and productivity by reducing costs and enabling new business and consumer services opportunities. Nortel Networks does business in more than 150 countries. For more information, visit Nortel Networks on the Web at www.nortelnetworks.com or www.nortelnetworks.com/media_center.

Nortel Networks Safe Harbor Statement

Certain information included in this press release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the outcome of Nortel Networks independent review and planned restatement or revisions of its previously announced or filed financial results; the impact of the management changes announced on April 28, 2004 and August 19, 2004; the impact of the inability to meet Nortel Networks filing obligations on support facilities and public debt obligations; the sufficiency of Nortel Networks restructuring activities, including the work plan announced on August 19, 2004 as updated on September 30, 2004, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; cautious or reduced spending by Nortel Networks customers; fluctuations in Nortel Networks operating results and general industry, economic and market conditions and growth rates; the communication by Nortel Networks auditors of the existence of material weaknesses in internal controls; Nortel Networks ability to recruit and retain qualified employees; fluctuations in Nortel Networks cash flow, level of outstanding debt and current debt ratings; the use of cash collateral to support Nortel Networks normal course business activities; the dependence on Nortel Networks subsidiaries for funding; the impact of Nortel Networks defined benefit plans and deferred tax assets on results of operations and Nortel Networks cash flows; Nortel Networks dependence on new product development and its ability to predict market demand for particular products; Nortel Networks ability to integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; barriers to international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; changes in regulation of the Internet; the impact of the credit risks of Nortel Networks customers and the impact of customer financing and commitments; stock market volatility generally and as a result of acceleration of the settlement date or early settlement of Nortel Networks purchase contracts; the impact of Nortel Networks supply and outsourcing contracts that contain delivery and installation provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; the future success of Nortel Networks strategic alliances; and the adverse resolution of litigation, investigations, intellectual property disputes and similar matters.

For additional information with respect to certain of these and other factors, see the most recent Form 10-Q/A and Form 10-K/A filed by Nortel Networks with the United States Securities and Exchange Commission. Unless otherwise required by applicable securities laws, Nortel Networks disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Nortel Networks, the Nortel Networks logo, the Globemark and Business Without Boundaries are trademarks of Nortel Networks.

Contacts
Nortel Networks
Investors:
888-901-7286; 905-863-6049
investor@nortelnetworks.com

or

Foundry Networks
Michael Iburg, 408-586-1894
miburg@foundrynet.com

or

Media:
Nortel Networks
Tina Warren, 905-863-4702
tinawarr@nortelnetworks.com
www.nortelnetworks.com